Filed pursuant to Rule 424(b)(5)

Registration No. 333-264700

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 13, 2022)

1,333,333 Shares of Common Stock

We are offering up to 1,333,333 shares of our common stock, par value $0.001 per share, directly to certain accredited investors and qualified institutional investors at a price of $1.50 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbols “PETV” and “PETVW,” respectively. On August 2, 2023, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $1.94 per share.

In a concurrent private placement, we are selling to the purchasers of our common stock for no additional consideration, warrants (“Private Warrants”) to purchase 1,333,333 shares of our common stock, at an exercise price of $2.00 per share, exercisable for a period of from the date of issuance. The Private Warrants and the shares of our common stock issuable upon exercise of the Private Warrants are not registered under the Securities Act of 1933, as amended, or the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

As of the date of the prospectus supplement, the aggregate market value of our common stock held by non-affiliates of our public float was approximately $23,152.477 based on a total number of 11,925,885 shares of common stock outstanding, of which 9,151,177 shares of common stock were held by non-affiliates, at a price of $2.53 per share, the closing sales price of our common stock on June 27, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities, registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding $7,640,317 or one-third of the aggregate market value of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have offered and sold securities in the amount of $3,597,584.

We have not retained a placement agent, underwriter, or broker-dealer with respect to this offering and are not paying any underwriting discounts or commissions There is no minimum number of securities or minimum aggregate proceeds for this offering to close. We estimate that the total expenses in this offering are $25,000. Since there is no minimum amount required for this offering, the actual offering amount and net proceeds to us, may be less than the total amounts set forth above. We expect that the closing and delivery of shares of common stock pursuant to this prospectus supplement and accompanying prospectus will be made on or about August 7, 2023, subject to the satisfaction of customary closing conditions.

Investing in our securities involves a very high degree of risk. Please review carefully the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 3, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-264700) that we initially filed with the U.S. Securities and Exchange Commission (the “SEC”), on May 5, 2022, and was declared effective by the SEC on May 13, 2022. This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before you invest you should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you carefully should consider when making your investment decision.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the offering of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined consisting of this prospectus supplement and the accompanying prospectus. The information included or incorporated by reference in this prospectus supplement also adds to, updates, and changes information contained or incorporated by reference in the accompanying prospectus. If the information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated herein by reference, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider (i) the matters discussed in the section titled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated by reference herein (as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in such period reports) and (ii) the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement before investing in our common stock.

Corporate Overview

PetVivo Holdings, Inc. (the “Company”, “PetVivo”, “we” or “us”) is an emerging biomedical device company focused on the manufacturing, commercialization, and licensing of innovative medical devices and therapeutics for animals. The Company began commercialization of its lead product Spryng™ with OsteoCushion™ Technology, a veterinarian-administered, intra-articular injection for the management of lameness and other joint afflictions such as osteoarthritis in dogs and horses, in September 2021. The Company has a pipeline of additional products for the treatment of animals in various stages of development. A portfolio of nineteen patents protects the Company’s biomaterials, products, production processes, and methods of use.

The Company’s lead product, Spryng™ is derived from proprietary biomaterials that simulate a body’s cellular or acellular tissue by virtue of their reliance upon natural protein and carbohydrate compositions which incorporate such “tissue building blocks” as collagen, elastin, and heparin. Since these are naturally-occurring in the body, we believe they have an enhanced biocompatibility with living tissues differentiated from polymeric biomaterials such as those based upon alpha-hydroxy polymers (e.g. PLA, PLGA, and the like) polyacrylamides and other “synthetic” biomaterials that may lack the multiple “natural” proteins and carbohydrates incorporated into our biomaterials. These proprietary protein-based biomaterials appear to mimic the body’s tissue thus allowing integration and tissue repair in long-term implantation in certain applications.

The Company’s lead product, Spryng™ is a veterinary medical device designed to help reinforce and augment articular cartilage tissue for the management of lameness and other joint related afflictions, such as osteoarthritis, in companion animals. Spryng™ is an intra-articular injectable product of biocompatible and insoluble particles that are slippery, wet-permeable, durable, and resilient to enhance the force cushioning function of the synovial fluid and cartilage. The particles mimic natural cartilage in composition, structure, and hydration. Multiple joints can be treated simultaneously. Our particles are comprised of collagen, elastin, and heparin, similar components found in natural cartilage. These particles show an effectiveness to reinforce and augment the cartilage, which enhances the functionality of the joint (e.g. provides cushion or shock-absorbing features to the joint and joint lubricity).

Osteoarthritis, a common inflammatory joint disease in both dogs and horses, is a chronic, progressive, degenerative joint disease that is caused by a loss of synovial fluid and/or the deterioration of joint cartilage. Osteoarthritis affects approximately 14 million dogs and 1 million horses in the $11 billion companion animal veterinary care and product sales market.

Despite the market size, veterinary clinics and hospitals have very few treatments and/or drugs for use in treating osteoarthritis in dogs, horses, and other pets. As there is no cure for osteoarthritis, current solutions treat symptoms, but do not manage the cause. The current treatment for osteoarthritis in dogs generally consists of the use of nonsteroidal anti-inflammatory drugs (“NSAIDs”) which are approved to alleviate pain and inflammation but present the potential for side effects relating to gastrointestinal, kidney and liver damage and do not halt or slow joint degeneration. Other treatments for osteoarthritis include steroid and/or hyaluronic acid injections, which are used for treating pain, inflammation and/or joint lubrication, but can be slow acting and/or short lasting. The Company offers an alternative to traditional treatments that only address the symptoms of the affliction. Spryng™ with OsteoCushion™ technology addresses the affliction, loss of synovial fluid and/or the deterioration of joint cartilage, rather than treating just the symptoms and, to the best of our knowledge, has elicited minimal adverse side effects in dogs and horses. Spryng™-treated dogs and horses have shown an increase in activity even after they no longer are receiving pain medication or other treatments.\

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We believe Spryng™ is an optimal solution to safely improve joint function in animals for several reasons:

●	Spryng™ addresses the underlying problems which relate to deterioration of cartilage causing bones to contact each other and a lack of synovial fluid. Spryng™ provides a biocompatible lubricious cushion to the joint, which establishes a barrier between the bones, thereby protecting the remaining cartilage and bone.

●	Spryng™ is easily administered by veterinarians with the standard intra-articular injection technique and multiple joints can be treated simultaneously.

●	Case studies indicate many dogs and horses have long-lasting multi-month improvement in lameness after having been treated with Spryng™.

●	After receiving a Spryng™ injection, many dogs are able to discontinue the use of NSAID’s, eliminating the risk of negative side effects.

●	Spryng™ is an effective and economical solution for treating osteoarthritis. A single injection of Spryng™ is approximately $600 to $900 per joint and typically lasts for at least 12 months.

Historically, drug sales represent up to 30% of revenues at a typical veterinary practice (Veterinary Practice News). Revenues and margins at veterinary practices are being eroded because online, big-box, and traditional pharmacies have recently started filling veterinary prescriptions. We believe veterinary practices are looking for ways to replace lost prescription revenues with safe and effective products. Spryng™ is a veterinarian-administered medical device that will help veterinarians provide a new solution for treating dogs and horses which have lameness due to synovial joint issues, while expanding revenues and margins for their practices.

Spryng™ with OsteoCushion™ technology is classified as a veterinary medical device under the United States Food and Drug Administration (“FDA”) rules and pre-market approval is not required by the FDA. Spryng™ completed a safety and efficacy study in rabbits in 2007. Since that time, more than 2,000 horses and dogs have been treated with Spryng™. We entered into a clinical trial services agreement with Colorado State University on November 5, 2020. We expect this university clinical study to be completed in March 2024. Additionally, the Company successfully completed an equine tolerance study in March 2022 and began two canine clinical studies with Ethos Veterinary Health, the first beginning in May of 2022 with anticipated completion in October 2023, and the second beginning in June of 2023 with an expected completion in October 2024. We anticipate these and other studies that we plan to initiate will be primarily used to expand our distribution outlets since the large international and national distributors generally require a third-party university study and other third-party studies prior to including a product in their catalog of products.

We commenced sales of SpryngTM in the second quarter of fiscal 2022 and plan to increase our commercialization efforts of SpryngTM in the United States through our distribution relationship with MWI Veterinary Supply Co. (“Distributor” or “MWI”) and the use of sales reps, clinical studies, and market awareness to educate and inform key opinion leaders on the benefits of SpryngTM.

We entered into a Distribution Services Agreement (“Distribution Agreement”) with MWI on June 17, 2022. Pursuant to the Agreement, we appointed MWI to distribute, advertise, promote, market, supply, and sell the Company’s lead product, SpryngTM on an exclusive basis for two (2) years within the United States (the “Territory”), transitioning to a non-exclusive basis thereafter; provided however that the Company shall extend the exclusivity for an additional one (1) year if MWI achieves certain performance targets agreed upon by the parties. The Company can continue to sell SpryngTM within the Territory to established accounts, which include: customers who have purchased SpryngTM from the Company prior to the date of the Agreement, customers who require that they deal directly with the Company, governmental agencies, and customers that order via the internet who are not directly solicited by MWI to purchase SpryngTM. All customers must be licensed veterinary practices.

We manufacture our products in an ISO 7 certified clean room manufacturing facility in Minneapolis using our patented and scalable self-assembly production process, which minimizes the infrastructure requirements and manufacturing risks to deliver a consistent, high-quality product while being responsive to volume requirements. A second ISO cleanroom facility is expected to be operational later this year. We believe that having two manufacturing facilities will help us minimize supply risks, allow for continued scaling of our production capacity, and expand our research and development facilities.

S-4

Spryng™ is classified as a veterinary medical device under the United States Food and Drug Administration (“FDA”) rules and pre-market approval is not required by the FDA. Spryng™ completed a safety and efficacy study in rabbits in 2007. Since that time, more than 1,000 horses and dogs have been treated with Spryng™. We entered into a clinical trial services agreement with Colorado State University on November 5, 2020. We expect this university clinical study to be completed in December 2023. Additionally, the Company successfully completed an equine tolerance study in March 2022 and began a canine clinical study with Ethos Veterinary Health in May 2022 with anticipated completion in fiscal 2023. We anticipate these and other studies that we plan to initiate will be primarily used to support our commercialization efforts and expand the use of Spryng™ in other applications.

We commenced sales of Spryng™ in the second quarter of fiscal 2022 and plan to increase our commercialization efforts of Spryng™ in the United States through our distribution relationship with MWI Veterinary Supply Co., a pre-eminent national distributor ( “MWI”) and use the use of sales representatives, clinical studies and market awareness to educate and inform key opinion leaders on the benefits of Spryng™. We plan to support our commercialization efforts with the use of social media and other methods to educate and inform key opinion leaders and high prescriber veterinarians for companion animals of the availability and benefits of Spryng™.

Recent Developments

Nasdaq Notice

On February 17, 2023, we received written notice (“Notice”) from the Nasdaq Stock Market (“Nasdaq”) stating that the Company no longer complies with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market because the Company’s stockholders’ equity, as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022, has fallen below $2.5 million. The Notice also indicates that the Company does not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

On May 2, 2023, Nasdaq informed us that it had granted the Company an extension of time until August 16, 2023, to meet the compliance requirements for this Rule.

Registered Direct Offerings

In January 2023, we sold an aggregate of 610,011 shares of our common stock to certain accredited and institutional investors at an offering price of $2.32 per share in a registered direct offering (“January RD Offering”). The Company received net proceeds from the January RD Offering of approximately $1.39 million after deducting offering expenses in the amount of $25,981.

In April 2023, we sold an aggregate of 793,585 shares of our common stock to certain accredited and institutional investors at an offering price of $2.75 per share in a registered direct offering (“April RD Offering”). The Company received net proceeds from the April RD Offering of approximately $2.09 million after deducting offering expenses in the amount of $25,000 and introduction fees in the amount of $63,456 payable to a registered broker-dealer.

Convertible Note Offering

On July 27, 2023, the Company issued convertible promissory notes (“Convertible Notes”) in the aggregate amount of $550,000 to three accredited investors pursuant to debenture subscription agreements (“Debenture Subscription Agreement”). The Convertible Notes mature on January 26, 2024 (the “Maturity Date”), bear interest at a rate of 10% per annum and automatically convert into shares of the Company’s common stock which are restricted under Rule 144 of the Securities Act of 1933, as amended, on the earlier of (i) January 26, 2024 or (ii) upon the occurrence of certain events prior to the Maturity Date, including, without limitation, a Qualified Financing, Sale or Public Offering (as such terms are defined in the Convertible Notes).

Corporate and Other Information

We were incorporated in March 2009 under Nevada law. Our executive offices and manufacturing facility are located in Edina, Minnesota and our telephone number is (952) 405-6216. We maintain a website at www.petvivo com. Information contained on our website does not constitute part of this prospectus supplement.

S-5

THE OFFERING

Common stock offered pursuant to this prospectus supplement	1,333,333 shares

Offering Price	$1.50 per share

Common stock to be outstanding immediately after the offering(1)	13,259,218 shares

Use of Proceeds

We expect to use the net proceeds from the sale of securities pursuant to this offering for commercialization of our lead product Spryng™ with OsteoCushion™ Technology, to finance our clinical trials and to fund working capital and for general corporate purposes. Please see “Use of Proceeds” on page S-9.

Concurrent Private Offering

In a concurrent private placement, we are selling to the investors purchasing the common stock, Private Warrants to purchase up to 1,333,333 shares of our common stock at an exercise price of $2.00 per share. The Warrants are exercisable for cash six months after the issuance date. The Private Warrants will expire three years after the date of issuance. The Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants are not being offered pursuant to this Prospectus Supplement and the accompanying prospectus. See “Private Placement Transaction” below.

Risk factors	Investing in our common stock involves a very high degree of risk. You should carefully read and consider the information beginning on page S-3 of this prospectus supplement, of the accompanying prospectus and our most recent Annual Report on Form 10-K, as amended, set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

Market for the Common Stock

(1)

Assuming 1,333,333 shares are sold in the offering, the number of shares of common stock to be outstanding after this offering is based on 11,925,885 shares of common stock outstanding as of August 1, 2023 and excludes, as of that date: (i) 3,546,067 shares of our common stock issuable upon the exercise of warrants with a weighted-average exercise price of $5.06 per share, (ii) 1,259,088 shares of common stock issuable upon the exercise of stock options outstanding under our Equity Incentive Plan with a weighted-average exercise price of $2.22 per share, (iii) 199,334 shares issuable upon the vesting of certain outstanding restricted stock units; (iv) 1,134,235 shares available for issuance under our Equity Incentive Plan, and (v) 1,333,333 shares of common stock issuable upon the exercise of the Private Warrants offered in the concurrent private placement with an exercise price of $2.00 per share.

S-6

RISK FACTORS

We are subject to various risks that may materially harm our business, prospects, financial condition and results of operations. An investment in our shares is speculative and involves a high degree of risk including the risk of a loss of your entire investment. You should carefully consider the following risk factors, as well as the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2023, and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, and as updated by any other document that we subsequently file with the Securities and Exchange Commission and that is incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in our securities. These risks and uncertainties are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. All of these could adversely affect our business, business prospects, cash flow, results of operations and financial condition. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

Risks Related to this Offering

If we fail to comply with the continued listing requirements of Nasdaq, our common stock and warrants may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock and warrants are currently listed for trading on Nasdaq. On February 17, 2023, we received Notice from Nasdaq stating that the Company no longer complies with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing. Pursuant to this letter, we were required to submit a plan of compliance to Nasdaq on or before April 3, 2023, which requirement was met. On May 2, 2023, Nasdaq sent us a letter advising us that it has extended our compliance date until August 16, 2023. If we are unable to satisfy Nasdaq’s continued listing requirements, including, the minimum stockholders’ equity requirement of $2.5 million on or before August 16, 2023, our common stock and publicly traded warrants may be delisted from Nasdaq. Any delisting action would have a material adverse effect on our business.

If our common stock and warrants are delisted from Nasdaq, it could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. If our common stock is delisted, it could be more difficult to buy or sell our common stock or to obtain accurate quotations, and the price of our common stock could suffer a material decline. Delisting could also impair our ability to raise capital.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-9 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per common share in this offering is substantially higher than the net tangible book value of each outstanding share of our common stock, and accordingly investors in this offering will experience immediate and substantial dilution. See “Dilution” on page S-9 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering. To the extent outstanding warrants are exercised or if we issue equity-based awards under the Equity Incentive Plan, there could be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional equity or convertible debt securities, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

S-7

The market price of our common stock is volatile and may decline before or after this offering.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, customers, competitors or markets, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, changes in capital markets that affect the perceived availability of capital to companies in our industries, governmental legislation or regulation, as well as general economic and market conditions, such as continued downturns in our economy and recessions.

We cannot assure you that the market price of our common stock will not decline after this offering. Accordingly, we cannot assure you that you will be able to sell your common stock at a price equal to or greater than the purchase price.

Our common stock price may become more volatile as a result of this offering.

The trading price of our common stock may experience wide fluctuations. The price of the common stock that will prevail in the market following this offering may be higher or lower than that of this offering depending on numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and/or warrants, regardless of our actual operating performance.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus supplement.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

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USE OF PROCEEDS

We intend to use the net proceeds from this offering primarily for commercialization of our lead product Spryng™ with OsteoCushion™ Technology, to finance clinical trials and to fund working capital and general corporate purposes. Pending use of the net proceeds, we may invest them in various capital preservation instruments, short- term, investment grade, interest-bearing securities.

The expected use of the net proceeds from the offering represents our intentions based on our current plans and business conditions. The amounts we actually expend in these areas, and the timing thereof, may vary significantly from our current intentions and will depend on a number of factors, including the success of our commercialization efforts, cash generated from future operations, and actual expenses to operate our business. As a result, we cannot predict with any certainty all of the particular uses for the net proceeds or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. We had a net tangible book value as of March 31, 2023, of $340,905, or $0.03 per share of common stock.

After giving effect to the sale of 1,333,333 shares of our common stock pursuant to this prospectus supplement and accompanying prospectus at an offering price of $1.50 per share, our net tangible book value as of March 31, 2023, would have been $2,340,905 or approximately $0.19 per share of common stock. This represents an immediate increase in the net tangible book value of $0.16 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.31 per share to new investors. The following table illustrates this per-share dilution:

Offering price per share	$1.50
Net tangible book value per share as of March 31, 2023	$0.03
Increase in net tangible value per share attributable to new investors	$0.16
As adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering	$0.19
Dilution per share to new investors purchasing shares in this offering	$1.31

Dilution per share to investors purchasing our common stock in this offering represents the difference between the price per share to be paid for the shares sold by us in this offering and the as adjusted net tangible book value per share after giving effect to this offering.

The above discussion and table are based on 10,950,220 shares of common stock outstanding as of March 31, 2023 and excludes, as of that date: (i) 3,562 ,817 shares of our common stock issuable upon the exercise of warrants with a weighted-average exercise price of $5.05 per share, (ii) 884,849 shares of common stock issuable upon the exercise of stock options with a weighted-average exercise price of $2.19 per share, (iii) 256,084 shares issuable upon the vesting of certain outstanding restricted stock units, (iv) 1,483,474 shares of common stock available for future issuance under our Equity Incentive Plan, and (v) 1,333,333 shares of common stock issuable upon the exercise of the Private Warrants offered in the concurrent private placement with an exercise price of $2.00 per share.

To the extent that any warrants are exercised, new options or other equity awards are issued under our Equity Incentive Plan, or if we otherwise issue additional shares of common stock or convertible debt securities in the future, there will be further dilution to new investors.

S-9

DESCRIPTION OF SECURITIES WE ARE OFFERING

For a description of the common stock offered hereby, please see “Description of Capital Stock” starting on page 12 of the accompanying prospectus.

PRIVATE PLACEMENT TRANSACTION

Concurrent Private Placement

In a concurrent private placement, we plan to issue and sell to same accredited and institutional investors Private Warrants to purchase up to an aggregate of 1,333,333 shares of common stock at an exercise price equal to $2.00 per share. The Private Warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, investors may only sell shares of common stock issued upon exercise of the Private Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Private Warrants

Each Private Warrant issued in this offering represents the right to purchase up to one share of the Company’s common stock at an initial exercise price of $2.00 per share. The Private Warrant may be exercised, in cash at the election of the holder at any time commencing six months after the issuance date and from time to time thereafter through the third year after the issuance date.

Adjustment for Stock Splits

The exercise price and the number of shares of common stock purchasable upon the exercise of the Private Warrants are subject to adjustment upon the occurrence of specific events, including sales of additional shares of common stock, stock dividends, stock splits, and combinations of our common stock.

Transferability

Subject to applicable laws, the Private Warrants may be offered for sale, sold, transferred, or assigned. There is currently no trading market for the Common Warrants and a trading market is not expected to develop.

Rights as a Stockholder

Except as otherwise provided in the Private Warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Amendments

Each Private Warrant may be amended with the written consent of the holder of such Private Warrant and us.

Listing

There is no established public trading market for the Private Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants on any national securities exchange.

S-10

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and accompanying prospectus, we are offering up to 1,333,333 shares of our common stock. We are offering the shares directly to certain accredited investors and qualified and institutional investors pursuant to a securities purchase agreement to be entered into with these parties.

The shares of common stock are being sold at purchase price of $1.50 per share.

The shares of common stock were offered directly to the investors without a placement agent, underwriter, broker, or dealer.

We currently anticipate the closing of the sale of the shares of common stock on or about August 7, 2023, subject to the satisfaction of certain closing conditions. The expense of the offering payable by us are estimated to be approximately $25,000, which includes legal, printing, and various other fees.

The Transfer Agent and Registrar for our common stock is Equity Stock Transfer. Equity Stock Transfer’s address is 237 W. 37th Street, Suite 601, New York, NY 10018, and its telephone number is (212) 575-5757.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PETV.”

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the common stock offered by this Prospectus was passed upon by Fox and Rothschild, LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of the Company as of March 31, 2023 and 2022 and for the years ended March 31, 2023 and 2022 appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023 and incorporated herein by reference, have been audited by Assurance Dimensions Inc., independent registered public accounting firm, as set forth in its report incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audit report covering the March 31, 2023 and 2022 financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. You may access the documents that we file with the SEC at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.petvivo.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 which we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information.

S-11

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on June 29, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on April 17, 2023, April 18, 2023, June 29, 2023 (as amended by the Form 8-K/A filed on June 30, 2023), July 21, 2023 and July 27, 2023 and Current Reports on Form 8-K/A filed with the SEC April 25, 2023, June 22, 2023 and June 30, 2023.

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 5, 2021, and any amendment or report filed for the purpose of updating that description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd.

Edina, MN 55439

(952) 405-6216

Attn: John Dolan, Secretary

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

S-12

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights

Units

We may offer from time to time shares of our common stock, preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $100,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

The aggregate market value of our outstanding common stock held by non-affiliates is $13,922,194 based on 9,988,361 shares of outstanding common stock, of which 3,163,756 are held by affiliates, and a per share price of $2.04 based on the closing sale price of our common stock on May 2, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus

Our common stock and certain of our outstanding warrants are listed on the NASDAQ Capital Market under the symbols PETV and PETVW, respectively.

Investing in securities involves certain risks. See “Risk Factors” beginning on page 6 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2022

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;

●	the public offering price;

●	the names of any underwriters, agents, or dealers through or to which the securities will be sold;

●	any compensation of those underwriters, agents, or dealers;

●	any additional risk factors applicable to the securities or our business and operations; and

●	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

Unless the context otherwise requires, the terms “the Company,” “PetVivo,” “we,” “us,” and “our” in this prospectus each refer to PetVivo Holdings, Inc., our subsidiaries and our consolidated entities.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions, and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

3

THE COMPANY

PetVivo is a veterinary biotech and biomedical device company headquartered in suburban Minneapolis, Minnesota that is primarily engaged in the business of commercializing and licensing products in the veterinary market to treat companion animals such as dogs and horses. Most of our technology was developed for human biomedical applications, and we intend to leverage the investments already expended in their development to commercialize treatments for pets in a capital and time-efficient way.

Many of the Company’s products are derived from proprietary biomaterials that simulate a body’s cellular tissue by virtue of their reliance upon natural protein and carbohydrate compositions which incorporate such “tissue building blocks” as collagen, elastin and heparin. Since these are naturally-occurring in the body, we believe they have an enhanced biocompatibility with living tissues compared to synthetic biomaterials such as those based upon alpha-hydroxy polymers (PLA, PLGA and the like) and other “natural” biomaterials that may lack the multiple proteins incorporated into our biomaterials. These proprietary protein-based biomaterials appear to mimic the body’s tissue thus allowing integration and tissue repair in long-term implantation in certain applications.

Our initial product, Kush®, which we rebranded as Spryng™ in the second quarter of our fiscal 2022, is a veterinary device designed to help reinforce articular cartilage tissue for the treatment and prevention of osteoarthritis and other joint related afflictions in companion animals. Spryng™ uses an intra-articular injection of non-dissolving, cartilage like patented particles that are slippery, wet-permeable, durable and resilient to enhance the force cushioning function of the synovial fluid. The particles mimic natural cartilage in composition, structure and hydration. Multiple joints can be treated simultaneously. Our particles are comprised of collagen, elastin and heparin, the same components found in natural cartilage. These particles show an effectiveness to augment the cartilage and enhance the functionality of the joint (e.g. provide cushion or shock-absorbing features to the joint and to provide joint lubricity).

Osteoarthritis, a common inflammatory joint disease in both dogs and horses, is a chronic, progressive, degenerative joint disease that is caused by a loss of synovial fluid and/or the deterioration of joint cartilage. Osteoarthritis affects approximately 14 million dogs and 1 million horses in the $11 billion companion animal veterinary care and product sales market.

Despite the market size, veterinary clinics and hospitals have very few treatments and/or drugs for use in treating osteoarthritis in dogs, horses, and other pets. As there is no cure for osteoarthritis, current solutions treat symptoms, but do not manage the cause. The current treatment for osteoarthritis in dogs generally consists of the use of nonsteroidal anti-inflammatory drugs (or “NSAIDs”) which are approved to alleviate pain and inflammation but present the potential for side effects relating to gastrointestinal, kidney and liver damage and do not halt or slow joint degeneration. The Company’s treatment using Spryng™, to our knowledge, has not elicited any adverse side effects in dogs. Remarkably, Spryng™-treated dogs have shown an increase in activity even after they no longer are receiving pain medication. Other treatments for osteoarthritis include steroid and/or hyaluronic acid injections, which are used for treating pain, inflammation and/or joint lubrication, but can be slow acting and/or short lasting.

We believe Spryng™ is an optimal solution to safely improve joint function in animals for several reasons:

●	Spryng™ addresses the underlying problem which relate to bones being too close and a lack of synovial fluid. Spryng™ provides a biocompatible lubricious cushion to the joint, which establishes a barrier between the bones, thereby protecting the remaining cartilage and bone.

●	Spryng™ is easily administered with the standard intra-articular injection technique. Multiple joints can be treated simultaneously.

●	Case studies indicate many canines have long-lasting multi-month improvement in lameness after having been treated with Spryng™.

●	After receiving a Spryng™ injection, many canines are able to discontinue the use of NSAID’s, eliminating the risk of negative side effects.

●	Spryng™ is an effective and economical solution for treating osteoarthritis. A single injection of Spryng™ is approximately $600 to $900 per joint and typically lasts for at least 12 months.

Historically, drug sales represent up to 30% of revenues at a typical veterinary practice (Veterinary Practice News). Revenues and margins at veterinary practices are being eroded because online, big-box and traditional pharmacies have recently started filling veterinary prescriptions. Veterinary practices are looking for ways to replace lost prescription revenues with safe and effective products. Spryng™ is veterinarian-administered and should expand practice revenues and margins. We believe that the increased revenues and margins provided by Spryng™ will accelerate its adoption rate and propel it forward as the standard of care for canine and equine lameness related to or due to synovial joint issues.

4

Spryng™ is classified as an animal device under the United States Food and Drug Administration (“FDA”) rules and pre-market approval is not required by the FDA. Spryng™ completed a safety and efficacy study in rabbits in 2007. Since that time, more than 100 horses and dogs have been successfully treated with Spryng™. We entered into a clinical trial services agreement with Colorado State University on November 5, 2020. We anticipate this study will be a 12-month study that will be primarily used to expand our distribution outlets since the large international and national distributors generally require a third-party university study prior to including a product in their catalog of products. We expect the clinical study to be completed in fiscal 2024.

We commenced sales Spryng™ in Q2 of fiscal 2022 and plan to increase our commercialization efforts of Spryng™ and other products developed by us in the United States through the use of in-house marketing personnel who will oversee the efforts of independent distributors we engage on a regional or national basis. We plan to support our distributors with the use of social media and other methods to educate and inform key opinion leaders and decision makers at the top distributors and high prescriber veterinarians for companion animals of the availability and benefits of Spryng™.

We have established an ISO 7 certified clean room manufacturing facility located in our Minneapolis facility using a patented and scalable self-assembly production process, which reduces the infrastructure requirements and manufacturing risks to deliver a consistent, high-quality product while being responsive to volume requirements. While we are not currently manufacturing commercial quantities, we have built out an ISO 7 certified facility that will be able to handle projected production in units for at least the next five years.

In addition to Spryng™, we have engaged a strategic partner, Emerald Organic Products, Inc. (“Emerald”), through an exclusive license agreement, dated July 31, 2019, to allow Emerald to bring our mucoadhesive drug delivery technology to the human nutraceutical market for the delivery of various active nutraceuticals including cannabidiol (“CBD”), caffeine, and citicoline. Since such products tout up to a 10-times increase in bioavailability of active agents, we believe that we have an advantage over other delivery methods in the CBD and nutritional supplement markets. We have agreed that the license to Emerald will include use of PetVivo’s proprietary technology in the formulation, manufacture and sale of Emerald’s nutritional supplements including its hemp-based CBD wellness products.

We also have a pipeline which includes 17 therapeutic devices for both veterinary and human clinical applications. Some such devices may be regulated by the FDA or other equivalent regulatory agencies, including but not limited to the Center for Veterinary Medicine (“CVM”). We anticipate growing our product pipeline through the acquisition or in-licensing of additional proprietary products from human medical device companies specifically for use in pets. In addition to commercializing our own products in strategic market sectors and in view of the Company’s vast proprietary product pipeline, the Company may establish strategic out-licensing partnerships to provide secondary revenues.

Risks Related to Our Business

Our business, and our ability to execute our business strategy, is subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, among others, the following:

●	We have a limited operating history, have not yet generated any material revenues, expect to continue to incur significant research and development and other expenses, and may never become profitable.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

●	We have never generated any material revenue from operations and may need to raise additional capital to achieve our goals.

●	We are substantially dependent on the success of our lead product, Spryng™, and cannot be certain that this product will be successfully commercialized by us.

●	We have a limited marketing and sales organization, and if our current marketing and sales personnel are insufficient or inadequate, we may not be able to sell our products in the quantities needed to become commercially successful.

●	Our business will depend significantly on the sufficiency and effectiveness of our marketing and product promotional programs and incentives.

●	Our lead product, Spryng™, will face significant competition in our industry, and our failure to compete effectively may prevent us from achieving any significant market penetration.

5

Corporate History and Structure

We were incorporated as Pharmascan Corp. in the State of Nevada on March 31, 2009. On September 21, 2010, we filed a Certificate of Amendment to our Articles of Incorporation and changed our name to Technologies Scan Corp. On April 1, 2014, we filed a Certificate of Amendment to our Articles of Incorporation and changed our name to PetVivo Holdings, Inc. On March 11, 2014, our Board of Directors authorized the execution of a securities exchange agreement dated March 11, 2014 (the “Securities Exchange Agreement”) with PetVivo Inc., a Minnesota corporation. PetVivo was founded in 2013 by John Lai and John Dolan and engaged in the business of acquiring, in-licensing, and adapting human biomedical technology and products for commercial sale in the veterinary market.

In accordance with the terms and provisions of the Securities Exchange Agreement, we acquired all of the issued and outstanding shares of stock of PetVivo and it became our wholly-owned subsidiary. John Lai and John Dolan were controlling shareholders of PetVivo Holdings, Inc at the time of the securities exchange. In August of 2013, in exchange for 326,250 shares of the Company’s common stock, PetVivo entered into an exclusive worldwide license for the commercialization of a patented biomaterials technology for the veterinary treatment of animals having orthopedic joint afflictions (“Technology”). The Technology was developed by Gel-Del Technologies Inc., a Minnesota corporation (“Gel-Del”). Gel-Del was a biomaterials development and manufacturing company focused on human and companion animal applications of its biomaterials technology; our initial product, Spryng™, is derived from the licensed Technology.

Thereafter, a wholly-owned subsidiary of ours (which was incorporated in Minnesota expressly for this transaction) completed a triangular merger (the “Merger”) with Gel-Del. Pursuant to the Merger, Gel-Del was the surviving entity and concurrently became our wholly-owned subsidiary, resulting in our obtaining full ownership of Gel-Del. Our primary reason to effect the Merger was to obtain 100% ownership and control of Gel-Del and its patented bioscience technology, including ownership of Cosmeta, a subsidiary of Gel-Del. The effective date for the Merger was April 10, 2017 when the Merger was filed officially with the Secretary of State of Minnesota.

Our principal executive office is located at 5251 Edina Industrial Blvd., Minneapolis, MN 55439 and our telephone number is (952) 405-6216. Our website is www.petvivo.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our design logo and our other registered and common law trade names, trademarks and service marks are the property of PetVivo, Inc.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended March 31, 2021 (“2021 Form 10-K”) and quarterly reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

6

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

EXECUTIVE COMPENSATION

The Company qualifies as a “smaller reporting company” under rules adopted by the SEC. Accordingly, the Company has provided scaled executive compensation disclosure that satisfies the requirements applicable to the Company in its status as a smaller reporting company. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a compensation discussion and analysis or a compensation committee report, and certain other tabular and narrative disclosures relating to executive compensation.

Our named executive officers (“Named Executive Officers” or “NEO’s”) for fiscal year ended March 31, 2022 (“fiscal 2022”) were as follows:

John Lai, our Chief Executive Officer and President;

Robert Folkes, our Chief Financial Officer; and

Randall Meyer, our Chief Operating Officer.

Certain information regarding the compensation of our Named Executive Officer for our fiscal years ended March 31, 2021 (“fiscal 2021”) and March 31, 2022 (“fiscal 2022”) is provided on the following pages.

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SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid to or earned by our Named Executive Officers for fiscal 2021 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
John Lai	2022	202,083	20,000	481,500	—		$709,743
CEO and President	2021	91,668	0	148,602	—	$6,160	$240,270

Robert J. Folkes Chief Financial Officer(4)	2022	211,250	100,000	173,340	—	$3,348	$487,938

Randall Meyer Chief Operating Officer(5)	2022	128,333	30,000	208,650	—		$366,983

(1)	Amounts reported represent discretionary bonus payments on amounts earned in fiscal 2022, which will be paid after the Company files its Annual Report on 10-K for fiscal 2022 with the SEC.

(2)	Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock awards (based on the closing price of our common stock on the grant date) and stock option awards. Information regarding the valuation assumptions used in the calculations are included in “Note 15 – Common Stock and Warrants” of our audited consolidated financial statements included in our 2021 Form 10-K.

(3)	Represents the payment of health insurance premiums by the Company for Mr. Lai and Mr. Folkes.

(4)	Mr. Folkes was appointed to serve as the Company’s Chief Financial Officer on April 14, 2021.

(5)	Mr. Meyer was appointed to serve as the Company’s Chief Operating Officer on September 10, 2021.

Narrative Disclosure to the Summary Compensation table

The following is a discussion of certain terms that we believe are necessary to understand the information disclosed in the Summary Compensation Table.

Base Salaries

The Company’s Named Executive Officers receive a base salary for services rendered to the Company, which is set forth in their respective employment agreements. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. From April 1, 2020, through September 8, 2021, Mr. Lai received a base salary of $100,000 which was increased to $275,000, effective as of September 1, 2022. Mr. Folkes joined the Company on April 14, 2021, and his initial salary was $190,000 per year, which was increased to $240,000 per year effective as of September 1, 2022. Mr. Meyer joined the Company, as its Chief Operating Officer, on September 1, 2021 and his base salary is $220,000 per year.

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Bonuses

In November 2021, the Company established a bonus plan for its executives and employees, with a performance target based on total revenues. If the Company achieved the performance target, each employee would receive a bonus equal to a certain percentage of his or her salary. The Company realized that the performance target would not be achieved because the Company’s ability to sell its lead product, Spryng™, was limited because it did not have canine and equine studies which distributors and other vendors needed to review before purchasing the Company’s products. The Compensation Committee determined that the performance target was unrealistic and not an appropriate target for the Company at this time. The Compensation Committee believed that the executives and other employees had done exceptional work in transitioning the Company from being a start-up company to a revenue-producing company. As such, the Compensation Committee awarded discretionary bonuses to the executives and other employees. The Compensation Committee awarded discretionary bonuses to Mr. Lai, Mr. Folkes, and Mr. Meyers for their services in fiscal 2022 in the amounts of $20,000, $100,000, and $30,000, respectively. The Company will not make these bonus payments to the Named Executive Officers until its files its 10-K for its fiscal year ended March 31, 2022.

Equity Compensation

Our Compensation Committee administers our 2020 Equity Incentive Plan (the “Equity Incentive Plan”) and approves the amount of, and terms applicable to, grants of stock options, restricted stock units, and other types of equity awards to employees, including the Named Executive Officers. The Equity Incentive Plan permits the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units (“RSU’s), and stock bonus awards (all such types of awards, collectively, “equity awards”), although incentive stock options may only be granted to employees.

On April 14, 2021, the Company granted 54,000 RSU’s to Mr. Folkes pursuant to the terms of his employment agreement. These RSU’s vest over a three year period, with 10,000 RSU’s vesting on January 1, 2022, 10,000 vesting on January 1, 2023, and 14,000 vesting on January 1, 2024. Furthermore, these RSU grants are subject to Mr. Folkes remaining employed at the Company.

On September 9, 2021, the Compensation Committee granted RSU’s to our Named Executive Officers for their exceptional performance in assisting the Company in closing its public offering in which it raised $11.2 million in gross proceeds and listed its common stock and warrants on the NASDAQ Capital Market. The Named Executive Officers received the following RSU grants (“November 2021 RSU Grants”): Mr. Lai – 150,000 RSU’s, Mr. Folkes – 54,000 RSU’s, and Mr. Meyer – 65,000 RSU’s. These RSU’s vest in three installments, with 1/3 vesting on March 31, 2022, 1/3 vesting on March 31, 2023, and 1/3 vesting on March 31, 2024, based upon continued employment with the Company.

For the grant date fair values of the options and RSU’s, please see the Summary Compensation Table above.

Perquisites

We offer health insurance to our Named Executive Officers on the same basis that these benefits are offered to our other eligible employees. We offer a 401(k) plan to all eligible employees. The Company also provides other benefits to its Named Executive Officers on the same basis as provided to all of its employees, including vacation and paid holidays.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2022

The following table sets forth for each Named Executive Officer, information regarding outstanding equity awards as of March 31, 2022. The option awards and per share amounts for all periods reflect our 1-for-4 reverse stock split, which was effective November 20, 2020. Market value is based on the closing stock price of $2.04 on March 31, 2022.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)

John Lai	75,000	(1)	60,000	(1)	2.24	10/31/2024	100,000	(2)	$204,000
	19,847		—		1.95	12/31/2024	—		—
	24,253		—		1.27	3/31/2025	—		—
	7,441		—		1.60	6/30/2025	—		—

Robert J. Folkes	—		—		—	—	60,000	(3)	$122,400
	—		—		—	—	—		—

Randall Meyer	10,547		—		1.20	1/15/2029	43,333	(4)	$88,399
	1,213		—		1.95	12/31/2024	—		—
	1,104		—		1.27	3/31/2025	—		—
	559		—		1.60	6/30/2025	—		—
	—		—		—	—	—		—

(1)	Mr. Lai was granted a warrant to purchase up to 135,000 shares of our common stock at an exercise price of $2.24 per share pursuant to his employment agreement. The warrants have a five-year term and 90,000 warrants vest quarterly over a three-year term and 45,000 warrants vest based on certain performance conditions; 22,500 of which have expired and 22,500 of which vest if the Company completes a successful listing on the Exchange and sustains a stock price of at least $16.00 for the thirty consecutive days of trading.

(2)	Comprised of 100,000 unvested shares underlying an RSU award granted on September 9, 2021, which will vest in equal installments on March 31, 2023, and March 31, 2024, subject to the executive’s continued employment with the Company. The RSUs will vest automatically if there is a Change of Control (as defined in our Equity Incentive Plan).

(3)	Comprised of 24,000 unvested shares underlying an RSU award granted on April 14, 2021, with 10,000 shares vesting on January 1, 2023, and 14,000 shares vesting on January 1, 2024, and 36,000 unvested shares underlying an RSU award granted on September 9, 2021, which will vest in equal installments on March 31, 2023, and March 31, 2024, with both RSU awards subject to the executive’s continued employment with the Company. The RSU’s will vest automatically if there is a change of control (as defined in our Equity Incentive Plan.)

(4)	Comprised of 43,333 unvested shares underlying an RSU award granted on September 9, 2021, which will vest in equal installments on March 31, 2023, and March 31, 2024, subject to the executive’s continued employment with the Company. The RSUs will vest automatically if there is a Change of Control ( as defined in our Equity Incentive Plan).

Executive Employment Agreements

Prior Employment Agreements

The Company entered into an employment agreement (“2019 Agreement”) with John Lai on October 1, 2019, to serve as the Company’s Chief Executive Officer for a term of 3 years. Mr. Lai’s annual base salary was a minimum of $100,000 or such higher amount, as determined by the Board. Mr. Lai could be terminated for Cause or without cause upon ten (10) days advance written notice. Mr. Lai was eligible to receive discretionary bonuses, as determined by the Board, and eligible for all employee benefits provided to executives of similar tenure. His 2019 Agreement contained customary confidentiality and non-competition provisions which survived for a period of one year after his employment with the Company was terminated. As discussed below, Mr. Lai’s 2019 Agreement was replaced with a new employment agreement on November 10, 2021.

The Company entered into an employment agreement (“April 2021 Agreement”) with Robert Folkes on April 14, 2021, to serve as the Company’s Chief Financial Officer. The employment agreement was for a term of approximately two years and nine months and terminated on January 31, 2024. Mr. Folkes’ annual base salary was $190,000 per year and he was eligible to receive a bonus of up to 50% of his base salary based upon the achievement of performance goals developed by the Compensation Committee. He could be terminated for cause or without cause upon ten (10) days advance written notice. His employment agreement contained customary confidentiality and non-competition provisions which survived for a period of one year after his employment with the Company was terminated. As discussed below, Mr. Folkes April 2021 Agreement was replaced with a new employment agreement on November 10, 2021

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Current Employment Agreements

Effective as of November 10, 2021, the Company entered into new employment agreements with Mr. Lai, which replaced his 2019 Agreement, and Mr. Folkes which replaced his April 2021 Agreement. In addition, the Company entered into a new employment agreement with Randall Meyer to serve as the Company’s Chief Operating Officer effective as of November 10, 2021. With the exception of salary and severance payments, the employment agreements are substantially similar.

All of these employment agreements expire on September 30, 2024. Messrs. Lai, Folkes, and Meyer each have annual base salaries of $275,000, $240,000 and $220,000, respectively, subject to potential increase or decrease from time to time as determined by the Compensation Committee of the Board of Directors. The employment agreements also provide for a target annual bonus as determined by the Compensation Committee. In addition to an annual salary and bonus, the employment agreements provide that the executive officers are entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health, and disability insurance plans and any other employee benefit plans.

The employment agreements provide for termination of the executive officers at any time by the Company for Cause (as defined in the employment agreements) or without Cause. If an executive officer is terminated for Cause, he will receive his salary through the termination date and reimbursement of any unpaid expenses and accrued but unused vacation/paid time off (“Accrued Obligations”). If the executive officer’s employment is terminated by the Company without Cause, subject to the execution of a release of any and all claims or potential claims against the Company, the executive officer will be entitled to receive a severance payment, his accrued but unpaid bonus, if any, and any Accrued Obligations owed through the termination date, in a lump sum payment within 10 days after the termination date. Mr. Folkes will receive a severance payment equal to 6 months of his base salary. Mr. Lai and Mr. Meyer will each receive a severance payment equal to 1 month’s base salary. If the executive’s employment is terminated as a result of his death or disability, he or his estate will receive his compensation through the date of termination, his accrued and unpaid bonus, if any, and Accrued Obligations through the date of termination.

Each executive officer is required to agree to non-competition, non-solicitation, and confidentiality obligations. The confidentiality covenants are perpetual, while the non-compete and non-solicitation covenants apply during the term of the new employment agreements and for 12 months following the executive officer’s termination.

Potential Payments on Change in Control or Termination without Cause under November RSU Grants

The employment agreements for Mr. Lai, Mr. Folkes, and Mr. Meyer do not contain any provisions providing for the acceleration of any salary or bonus payments if there is a change in control. The RSU Grants awarded to Mr. Lai, Mr. Folkes, and Mr. Meyer on September 9, 2021, and to Mr. Folkes on April 14, 2021 pursuant to our Equity Incentive Plan contain provisions that provide for accelerated vesting of the RSU’s if there is a change of control of the Company (as such term is defined in the Equity Incentive Plan). In addition, if Mr. Lai, Mr. Folkes, or Mr. Meyer is terminated without cause, any RSU’s that would have vested on or before the first anniversary of such termination had the executive remained employed shall be accelerated and deemed to have vested as of the termination date. Any time-based Restricted Shares that have not vested as described above may not be transferred and will be forfeited on the date the Named Executive Officer’s employment with the Company terminates.

Director Compensation

Directors who are not employees of the Company are paid director’s fees, in cash, stock, or a combination thereof. In fiscal 2022, we did not pay any cash compensation to our non-employee directors. All compensation was paid with stock and RSU’s, which ½ of the compensation paid with stock on October 1, 2021, the date of grant, and the remaining RSU’s vesting six months from the date of grant. In fiscal 2022, our non-employee directors received the following compensation for their services: each non-employee director received an annual retainer of $40,000; the Chairman received an additional $10,000; each non-employee director serving as a chair of a standing committee received an additional $5,000 and each non-employee director who served on two or more committee received an additional $2,500 per year.

The following table provides information on compensation paid to our non-employee directors for their services as members of our board of directors during our fiscal year ended March 31, 2022:

Name of Director	Fees paid in cash ($)	Stock awards ($)(1)	Warrant awards ($)(2)	All other compensation ($)		Total ($)
Gregory Cash	$—	$51,999	$—	$130,000	(3)	$181,999
David Deming	$—	$39,901	$—	$120,901	(3)	$120,901
Joseph Jasper	$—	$22,499	$—	$—		$22,499
Scott M. Johnson	$—	$38,899	$—	$—		$38,899
James Martin	$—	$22,499	$—	$—		$22,499
Dr. David Masters(4)	$—	$19,999	$—	$77,218	(3)	$97,217
Robert Rudelius	$—	$22,499	$—	$—		$22,499

(1)	The value in this column reflects the aggregate grant date fair value of the stock award as computed in accordance with ASC Topic 718. Information regarding the valuation assumptions used in the calculations are included in “Note 15 – Common Stock and Warrants” to our audited consolidated financial statements included in our 2021 Form 10-K.

(2)	The value in this column reflects the aggregate grant date fair value of the warrants as computed in accordance with ASC Topic 718. Information regarding the valuation assumptions used in the calculations are included in “Note 15 – Common Stock and Warrants” to our audited consolidated financial statements included in our 2021 Form 10-K. As of March 31, 2022, the aggregate number of outstanding warrants held by Mr. Cash was 27,099; for Mr. Deming was 57,354; for Mr. Jasper was 48,225; for Mr. Johnson was 25,376, for Mr. Martin was 22,500 and for Mr. Rudelius was 44,135.

(3)	Represents consulting fees paid to these directors.

(4)	Mr. Masters was no longer a member of the Board effective as of March 5, 2022.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our Articles of Incorporation and Bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, as amended, our bylaws, and applicable provisions of the Nevada Revised Statutes or the NRS.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC.

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

DESCRIPTION OF COMMON STOCK

As of May 4, 2022, there were 9,988,361 shares of our common stock issued outstanding held by approximately 212 stockholders of record.

General

The following summary of certain provisions of our common stock does not purport to be complete. This description is summarized from, and is qualified in its entirety by reference to, our amended and restated articles of incorporation, as amended and our bylaws, as amended to which you should refer and both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law, including Chapters 78 and 92A of the Nevada Revised Statutes (the “NRS”), as applicable to corporations.

Voting, Dividend, and Other Rights. Each outstanding share of common stock entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock have no cumulative voting, pre-emptive, subscription, or conversion rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable. Our board of directors determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on our board of directors’ determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

Rights Upon Liquidation. Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting. The holders of one-third of the outstanding shares of common stock constitute a quorum at any meeting of the shareholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors. Most amendments to our articles of incorporation require the vote of the holders of a majority of all outstanding voting shares.

All issued and outstanding shares of common stock are fully paid and nonassessable. Shares of our common stock that may be offered, from time to time, under this prospectus will be fully paid and nonassessable.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer. Equity Stock Transfer’s address is 237 W. 37th Street, Suite 601, New York, NY 10018 and its telephone number is (212) 575-5757.

Stock Exchange Listing

Our common stock is listed for quotation on the Nasdaq Capital Market under the symbol “PETV.”

DESCRIPTION OF PREFERRED STOCK

As of May 4, 2022, no shares of preferred stock had been issued or were outstanding.

The following summary of certain provisions of our preferred stock does not purport to be complete. This description is summarized from, and is qualified in its entirety by reference to, our amended and restated articles of incorporation and our amended and restated bylaws, to which you should refer and both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law, including Chapters 78 and 92A of the NRS as applicable to corporations.

General

Our board of directors has the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

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●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	whether or not such debt securities are guaranteed;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale, or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	any restrictions our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the denominations in which we will issue the series of debt securities;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

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Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

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●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights, or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Outstanding Warrants

As of May 4, 2022, we had outstanding warrants that were exercisable to purchase an aggregate of 3,754,484 shares of common stock at a weighted average exercise price of $4.95 per share that expire between September 2022 and January 2029.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or debt securities in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we may determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

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Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents, or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer, or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers, or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be affected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters, and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Fox Rothschild LLP, Minneapolis, MN.

EXPERTS

Our consolidated financial statements as of March 31, 2021 and 2020 and for the years then ended, have been audited by Assurance Dimensions Inc., an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended March 31, 2021 filed with the SEC on June 29, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 16, 2021;

●	our Quarterly Report on Form 10-Q-A for the quarter ended June 30, 2021 filed with the SEC on August 18, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 15, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021 filed with the SEC on February 10, 2022;

●	our Current Reports on Form 8-K, filed with the SEC on July 12, 2021, August 16, 2021, September 14, 2021, November 10, 2021, November 15, 2021, January 3, 2022, February 10, 2022, March 8, 2022, and May 9, 2022 (other than portions of those documents furnished or not otherwise deemed to be filed); and

●	the description of our common stock contained in the registration statement on Form 8-A, dated August 5, 2021, File No. 001-40715, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd.

Edina, MN 55439

(952) 405-6216

Attn: John Dolan, Secretary

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

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Shares of Common Stock

PetVivo Holdings, Inc.

1,333,333 shares of Common Stock

PROSPECTUS SUPPLEMENT

August 3, 2023